UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2009
La Jolla Pharmaceutical Company

(Exact name of registrant as specified in its charter)

Delaware	000-24274	33-0361285

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 452-6600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Corporate Update
On June 12, 2009, La Jolla Pharmaceutical Company (the “Company”) filed a Current Report on Form 8-K that reported, among other things, that the Board of Directors had determined that it was in the best interests of the Company to wind down the business and to seek to discharge remaining obligations to creditors. Since that time, the Company has resolved the lawsuit filed against the Company and its directors by BioMarin Pharmaceutical Inc. and has discharged substantially all of its obligations to creditors. Following these actions, the Board has concluded, in light of the alternatives available to the Company, that a wind down of the Company’s business continues to be in the best interests of the Company and its stockholders. Accordingly, the Company will continue to work to settle remaining obligations with creditors and, subject to final Board approval, the Company expects to present a plan of dissolution and liquidation to the Company’s stockholders for approval at a special meeting. After discharging remaining obligations to creditors and net of expected wind-down expenses, the Company does not expect that there will be any significant remaining assets available for distribution to the Company’s stockholders.
Cautionary Statement Regarding Forward-Looking Statements
The forward-looking statements in this report involve significant risks, assumptions and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. Readers should not rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements are subject to the risks, uncertainties and other factors described above and in the “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2008 and in subsequent quarterly reports on Form 10-Q. The Company expressly disclaims any intent to update forward-looking statements.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company
Date: July 30, 2009	By:	/s/ Deirdre Y. Gillespie
Deirdre Y. Gillespie
Chief Executive Officer